                                                                      EXHIBIT 15

                               TABLE OF CONTENTS

               CBI SALARIED EMPLOYEE STOCK OWNERSHIP PLAN (1987)
                  (As Amended and Restated as of June 1, 1994)

ARTICLE I: PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II: DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.01    AFFILIATE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.02    ANNUAL ADDITION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.03    BENEFICIARY: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.04    BREAK IN SERVICE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.05    CBI: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.06    CODE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.07    COMMITTEE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.08    COMPANY: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.09    COMPANY CONTRIBUTION:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.10    COMPANY STOCK: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.11    COMPENSATION:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.12    DEFINED BENEFIT PLAN FRACTION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.13    DEFINED CONTRIBUTION PLAN FRACTION:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.14    DISABILITY:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.15    ELIGIBLE EMPLOYEE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.16    ENTRY DATE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.17    ERISA: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.18    EXEMPT LOAN: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.19    EXEMPT LOAN STOCK SUBACCOUNT:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.20    EXEMPT LOAN SUSPENSE ACCOUNT:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.21    HOURS OF SERVICE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.22    KEY EMPLOYEE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.23    NORMAL RETIREMENT AGE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.24    PARTICIPANT: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         2.25    PARTICIPATING AFFILIATE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.26    PLAN:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.27    PLAN ADMINISTRATOR:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.28    PLAN YEAR: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.28A   REDUCTION IN FORCE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.29    RETIREMENT:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.29A   RETIRING PARTICIPANT:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.30    SALARIED EMPLOYEE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.31    STOCK ACCOUNT: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         2.32    SURPLUS STOCK SUBACCOUNT:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.33    SURPLUS SUSPENSE ACCOUNT:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.34    TOP HEAVY PLAN YEAR: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         2.35    TRANSITION FRACTION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


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

         2.36    TRUST: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.37    TRUSTEES:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.38    YEAR OF SERVICE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III: PARTICIPATION IN BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.01    PARTICIPATION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.02    TERMINATION OF PARTICIPATION:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.03    RESUMPTION OF PARTICIPATION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.04    BREAKS IN SERVICE FOR ACCRUING YEARS OF SERVICE OR ELIGIBILITY FOR ALLOCATIONS:  . . . . . . . . . .   7
         3.05    SERVICE AND COMPENSATION PRIOR TO EFFECTIVE DATE OF PLAN:  . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IV: CONTRIBUTIONS AND OTHER SOURCES OF PLAN ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.01    COMPANY CONTRIBUTIONS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.02    TRANSFER FROM TERMINATED PENSION PLAN: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.03    TRANSFERS AND ROLLOVERS FROM OTHER QUALIFIED PLANS:  . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.04    NO PARTICIPANT CONTRIBUTIONS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE V: STOCK ACCOUNTS AND ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.01    STOCK ACCOUNTS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.02    ALLOCATION OF COMPANY CONTRIBUTIONS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.03    ALLOCATION OF SURPLUS TRANSFER:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.04    ALLOCATION OF DIVIDENDS:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.05    ALLOCATION OF EXEMPT LOAN SHARES:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.06    ALLOCATION OF TRUST EARNINGS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.07    LIMITATION ON ANNUAL ADDITIONS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.08    COMBINED LIMITATION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.09    CONDITION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VI: VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.01    GENERAL RULE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VII: DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.01    DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT:  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.02    VALUATION OF ACCOUNT FOR DISTRIBUTIONS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.03    NOTICE OF THIRD-PARTY OFFERS TO PURCHASE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.04    OTHER OPTIONS OR RESTRICTIONS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.05    EFFECT OF DEATH BEFORE DISTRIBUTION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.06    LEGAL DISABILITY:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.07    UNCLAIMED PAYMENTS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.08    (RESERVED)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.09    DIRECT ROLLOVER OPTION:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VIII: ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         8.01    COMMITTEE AND PLAN ADMINISTRATOR:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

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
         8.02    ADMINISTRATIVE POWERS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.03    DOCUMENTATION: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.04    RETURNS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.05    CLAIMS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.06    TRUSTEE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.07    LIMITATIONS OF COMPANY LIABILITY:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.08    DISCRETIONARY AUTHORITY: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IX: INVESTMENT OF TRUST ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.01    AUTHORIZED INVESTMENTS:    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.02    TRUSTEE TO DETERMINE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.03    BORROWING BY TRUSTEE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.04    INVESTMENT DIVERSIFICATION:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE X: MISCELLANEOUS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.01   INFORMATION TO BE PROVIDED TO PARTICIPANTS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.02   INFORMATION ON PARTICIPANTS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.03   REGULARLY KEPT RECORDS ARE BINDING:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.04   NO DERIVATIVE RIGHTS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.05   NON-ASSIGNABILITY: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.06   NO EMPLOYMENT RIGHT: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.07   VOTING COMPANY STOCK:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.08   TENDER OFFER:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.09   CHANGE IN COMPANY STRUCTURE: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.10   SEVERABILITY OF PROVISIONS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.11   APPLICABLE LAW:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE XI: CONTINGENT NON-QUALIFIED EXCESS BENEFIT PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE XII: REQUIRED TOP HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.01   SPECIAL RULES FOR TOP HEAVY PLAN YEARS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.02   MINIMUM CONTRIBUTION:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.03   ADJUSTMENTS TO LIMITATIONS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XIII: AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         13.01   RIGHT AND LIMITATIONS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         13.02   PROHIBITION AGAINST COMPANY BENEFIT: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XIV: INTENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XV: TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         15.01   POWER TO TERMINATE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         15.02   DISTRIBUTION OF ASSETS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         15.03   DISCHARGE OF TRUSTEE:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         15.04   PARTIAL TERMINATIONS:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         15.05   BENEFIT UPON PLAN MERGER:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


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
               CBI SALARIED EMPLOYEE STOCK OWNERSHIP PLAN (1987)
                  (As Amended and Restated as of June 1, 1994)

                               ARTICLE I: PURPOSE

Chi Bridge Holdings, Inc., a Delaware company, in order to give its salaried employees and the salaried employees of Participating Affiliates an opportunity to participate in the growth of the Company through ownership of its common stock or the stock of its affiliates, including its publicly held parent and sole shareholder, CBI Industries, Inc., a Delaware corporation, has established this CBI Salaried Employee Stock Ownership Plan (1987), adopted and effective October 20, 1987, and hereby amends and restates this Plan effective June 1, 1994.

                            ARTICLE II: DEFINITIONS

Unless the context clearly indicates otherwise, the following terms when used in this Plan shall have the following meanings:

2.01 AFFILIATE: Any corporation, trade or business, which at the relevant time is a member of either a "controlled group of corporations", within the meaning of Section 414(b) of the Code, a group of "trades or businesses (whether or not incorporated) which are under common control" within the meaning of Section 414(c) of the Code, or an "affiliated service group", within the meaning of Section 414(m) of the Code, which includes the Company, or which is required to be aggregated with the Company by regulations under Section 414(o) of the Code.

2.02 ANNUAL ADDITION: With respect to each Participant in this Plan, the sum, for any Plan Year, of (i) (A) that part of Company Contributions paid in cash used to repay the principal amount of an Exempt Loan releasing shares of Company Stock from the Exempt Loan Suspense Account, (B) that part of the Surplus Suspense Account, and (C) that part of any other employer contributions whether in cash or Company Stock as valued under Section 5.01, all as allocated to the Stock Account of a Participant under Article V, (ii) in a Plan Year in which more than one-third (1/3) of the Company Contributions are allocated to "highly compensated employees" as defined in Section 414(q) of the Code, that part of Company Contributions paid in cash used to repay interest on an Exempt Loan releasing shares of Company Stock from the Exempt Loan Suspense Account, as allocated to the Stock Account of a Participant under Article V; and (iii) any other employer contributions, employee contributions and forfeitures allocated to the account of such Participant under any other defined contribution plan or simplified employee pension plan of the Company or an Affiliate; and for purposes of the $30,000 limitation of Section 5.07(a)(i), any contributions allocated to any individual medical account of a Key Employee that is part of a pension or annuity plan, and any amount attributable to post-retirement medical benefits allocated to a Key Employee under a welfare benefit fund, shall also be considered Annual Additions.

2.03 BENEFICIARY: The person, persons or organizations designated to receive benefits under this Plan by reason of the death of a Participant.

2.04 BREAK IN SERVICE: A Plan Year, or, for purposes of Section 3.04, the twelve consecutive month period applied for purposes of Sections 2.13, during which a Participant or Salaried Employee has not completed more than 500 Hours of Service.

2.05 CBI: CBI Industries, Inc., a Delaware corporation, the publicly-held parent corporation of the Company.

2.06     CODE: The Internal Revenue Code of 1986, as from time to time amended.

2.07 COMMITTEE: The group appointed by the Company to direct the Trustee and the administration of the Plan pursuant to Section 8.01.

2.08 COMPANY: Chi Bridge Holdings, Inc., a Delaware corporation, or any successor corporation.

2.09 COMPANY CONTRIBUTION: A contribution to the Plan from the Company or any Participating Affiliate pursuant to Section 4.01.

2.10 COMPANY STOCK: Either: (a) the common stock of CBI, par value $2.50, or (b) the convertible voting preferred stock, Series C, of CBI, par value $1.00 ("Series C Preferred Stock") or (c) any other common stock, or convertible preferred stock meeting the requirements of Section 409(l) of the Code and the regulations thereunder, issued by CBI or any other member of a controlled group of corporations including the Company. If neither of such classes of stock is then readily tradable on an established securities market, then Company Stock that is common stock shall be that class of issued and outstanding stock having a combination of voting and dividend rights equal to or in excess of those of the respective classes with the greatest voting and dividend rights, and Company Stock which is preferred stock shall be convertible at any time into common stock at a reasonable conversion price,

2.11 COMPENSATION: The total of all wages and salaries paid by a Participating Affiliate to an employee while he or she is a Participant and attributable to periods of active and actual employment, and expressly including any elective deferrals or contributions under Code Sections 125 and 401(k), but excluding the following:

                 (a) All overtime, shift and other premiums, bonuses, and all other incentive payments;

                 (b) All severance payments under any severance plan or program of the Company, CBI or a Participating Affiliate, and all payments made at the time of a Participant's termination from employment which represent pay for vacation time earned, but not taken, as of the date of said termination of employment.

                 (c) All payments under the CBI 401(k) Pay Deferral Plan, the CBI Pension Plan and any other deferred compensation plan or contract, whether a defined benefit or defined contribution pension plan;

                 (d) All payments made by a Participating Affiliate for services performed outside the 50 states of the United States and the District of Columbia which are of a character not customarily made by the Participating Affiliate for services performed within those states;

                 (e) All payments identified when made as an allowance for reimbursement of actual or estimated expense incurred or to be incurred by the recipient of such payment; and

                 (f) Any remuneration realized from the grant, receipt, modification, relinquishment, exchange, assignment, transfer, sale or other disposition of Company Stock or rights or options with respect thereto, including those from or under this Plan.

                 (g) Beginning in Plan Year 1994, any Compensation as otherwise defined herein exceeding $150,000 annually, as such amount is adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. If Compensation is being determined for a period, not exceeding 12 months, that is not a calendar year, the adjusted annual Compensation limit of this subsection (g) for the calendar year in which that determination period begins will apply to that determination period. If the determination period consists of fewer than 12 months, the adjusted annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. If an employee's benefit accruing in any current Plan Year depends on Compensation for an earlier determination period, the adjusted annual Compensation limit for that earlier determination period will apply to that Compensation. For this purpose, the adjusted annual Compensation limit for periods before 1994 is $150,000.

2.12 DEFINED BENEFIT PLAN FRACTION: A fraction for any Plan Year, the numerator of which is the sum of the projected annual benefits (as defined in Section 415(b)(2) of the Code) for a Participant under all defined benefit plans of the Company or any Affiliate, determined as of the close of such Plan Year, and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the maximum dollar limitation of Section 415(b)(1)(A) of the Code for such Plan Year, or (b) the product of 1.4 multiplied by the amount allowable under Section 415(b)(1)(B) of the Code for such Plan Year.

2.13 DEFINED CONTRIBUTION PLAN FRACTION: A fraction for any Plan Year, the numerator of which is the sum of the Annual Additions to a Participant's account under all defined contribution plans of the Company or any Affiliate as of the close of such Plan Year and the denominator of which is the sum of the lesser of the following amounts determined for all Plan Years of Service with the Company or an Affiliate: (a) the product of 1.25 multiplied by the dollar limitation of Section 415(c)(1)(A) of the Code for such Plan Year, or (b) the product of 1.4 multiplied by the amount allowable under Section 415(c)(1)(B) of the Code for such Plan Year.

2.14 DISABILITY: A physical or mental condition of a Participant, which, on the basis of evidence satisfactory to the Plan Administrator is determined by the Plan Administrator as totally and presumably permanently preventing that Participant from (a) engaging in any regular remunerative occupation or employment for which that Participant is qualified at the time of such determination, or (b) performing that Participant's regular duties as an employee of any Affiliate; excluding disability resulting from or arising out of self-inflicted injury, use of narcotics or the commission of or participation in a felony of which that Participant shall have been convicted by a court of competent jurisdiction.

2.15 ELIGIBLE EMPLOYEE: A Salaried Employee of a Participating Affiliate, including a Salaried Employee not a United States citizen employed by a Participating Affiliate within the United States who has completed, without a Break in Service, two periods of 12 consecutive months during each of which the employee, while employed in any capacity by any Affiliate, has at least 1000 Hours of Service. Where an employee fails to complete 1000 Hours of Service before such employee's first anniversary date of employment, the 12 consecutive month periods used thereafter shall be the Plan Year which includes that anniversary date and subsequent Plan Years. However, the term "Eligible Employee" shall not include a Salaried Employee who is a non-United States citizen employed outside of the United States, any "leased employee" within the meaning of Section 414(n)(2) of the Code, or any person covered by a collective bargaining agreement which does not by its terms provide for the inclusion of such person under the Plan. In the event, however, that persons otherwise eligible to participate in the Plan select a bargaining representative after the effective date of the Plan, such persons shall maintain their eligibility to participate pending the completion of negotiations between a Participating Affiliate and the employees' chosen bargaining representative. If, following the completion of negotiations, the resulting collective bargaining agreement does not provide for continued coverage, such persons shall become ineligible to participate further in the Plan as of the effective date of the collective bargaining agreement.

2.16     ENTRY DATE: January 1 and July 1 of each Plan Year.

2.17 ERISA: The federal Employee Retirement Income Security Act of 1974, effective September 2, 1974, as from time to time amended.

2.18 EXEMPT LOAN: The non-recourse loan to the Trust from CBI pursuant to that certain Exempt Loan Agreement by and between the Trustee and CBI, dated April 18, 1988 ("1988 Exempt Loan"), and any other non-recourse loan to the Trust from, or guaranteed by, CBI, the Company or a Participating Affiliate which complies with the requirements of ERISA, the Code and regulations thereunder, and Section 9.03 of this Plan.

2.19 EXEMPT LOAN STOCK SUBACCOUNT: That corresponding part of a Participant's Stock Account consisting of those shares of Company Stock allocated to such Participant's Stock Account upon any payment made under an Exempt Loan and release from the Exempt Loan Suspense Account for that specific Exempt Loan.

2.20 EXEMPT LOAN SUSPENSE ACCOUNT: A specific account in the Trust consisting at any given time of all shares of Company Stock purchased with the proceeds of, and subject to or deemed to be subject to the terms of encumbrance of, a specific Exempt Loan, or any cash or other proceeds of such shares held by the Trust which are subject to such terms of encumbrance, and not yet released pursuant to Section 5.05 of this Plan. A separate Exempt Loan Suspense Account shall be established for each Exempt Loan.

2.21 HOURS OF SERVICE: Such hour or hours for which an employee of any Affiliate receives a wage or salary, directly or indirectly, or is entitled to such wage or salary, for the performance of duties, the normal hours usually worked for authorized but unpaid military, sickness or temporary disability leaves of absence; paid periods of vacation, holiday, illness and temporary disability; hours for which back-pay has been awarded or agreed to by any Affiliate; and any other hours required by Department of Labor regulations,
Section 2530.200b-2(b) and (c); provided, however, that an employee shall not duplicate Hours of Service by reason of a provision of this definition.,

2.22 KEY EMPLOYEE: A Participant who, at any time during a Plan Year or any of the four preceding Plan Years, is or was: (a) an officer of CBI, the Company or an Affiliate having annual Compensation of more than $45,000 (or as adjusted under Section 415(c)(1)(A) of the Code) and limited to the fifty (50) employees with the greatest Compensation; (b) one of the 10 employees of CBI, the Company or an Affiliate owning the largest interests in CBI, the Company or such Affiliate and having annual Compensation of more than $30,000 (or as adjusted under Section 415(c)(1)(A) of the Code); (c) a five percent (5%) owner of CBI, the Company or such Affiliate; or (d) a one percent owner (1%) of CBI, the Company or such Affiliate having annual Compensation of more than $150,000. For this purpose, Compensation shall include amounts described in Section 2.11(a) of this Plan, subject to Section 2.11(f).

2.23     NORMAL RETIREMENT AGE: The age of sixty-five (65) years.

2.24 PARTICIPANT: An Eligible Employee or former Eligible Employee for whom a Stock Account is currently being maintained and who is entitled to receive or has received benefits under this Plan, or a former Eligible Employee who is otherwise entitled to participate in an allocation pursuant to Article III.

2.25 PARTICIPATING AFFILIATE: The Company, CBI and every Affiliate, which shall participate in this Plan without the necessity of further corporate action by any of the Company, CBI or any Affiliate, unless any of the Company, CBI or such Affiliate affirmatively acts to exclude such Affiliate or a specific, identifiable group of Salaried Employees of such Affiliate.

2.26 PLAN: The "CBI Salaried Employee Stock Ownership Plan (1987)" as herein set forth and as from time to time amended.

2.27 PLAN ADMINISTRATOR: The person appointed by the Company and approved by CBI to administer the Plan, in accord with the powers and duties of the Committee, pursuant to Section 8.01.

2.28 PLAN YEAR: The fiscal year of the Plan. The Plan Year shall be the same as the Company's taxable year and, unless and until changed, shall be a 12 consecutive month period commencing on January 1 and ending on December 3 1.

2.28A    REDUCTION IN FORCE: An involuntary, permanent termination of the employment of a Participant from either the Company or a Participating Affiliate as part of a formal program of workforce reduction by the Company or Participating Affiliate occurring at or within a designated unit, location, department or other subdivision thereof, and occasioned by adverse economic or business conditions; but excluding any termination of employment that is non-permanent (such as a layoff or leave of absence), any voluntary resignation or quit, or any termination of employment that the Company or Participating Affiliate determines to be for cause (which shall include, but not be limited to, misconduct, insubordination, or unsatisfactory job performance).

2.29 RETIREMENT: Termination of the employment of a Participant (i) by retirement as allowed under the provisions of (1) the CBI Pension Plan whether or not a participant in the CBI Pension Plan or (2) any other retirement pension plan in which the Participant participates by reason of his employment with an Affiliate, whichever of (1) or (2) may apply, or (ii) at any time and for any reason after such Participant has attained Normal Retirement Age.

2.29A    RETIRING PARTICIPANT: A Participant, in any Plan Year, whose employment terminates by Disability, Retirement, Reduction in Force, or death within that Plan Year, or within the first three months of the following Plan Year but before the allocation of Company Stock pursuant to Section 5.02(c)(ii) for that preceding Plan Year has actually been determined.

2.30 SALARIED EMPLOYEE: An employee of the Company or a Participating Affiliate, without regard to whether such employee is eligible to receive overtime pay under applicable law, whose normal form of compensation is expressed as a fixed base amount per fixed time period of one week or longer (as opposed to an hourly wage), who normally is paid such fixed amount or pro-rata portion thereof for periods not worked due to vacation, prescribed holidays or on account of illness or accident, and for whom neither compensation nor employee benefits are subject to the provisions of a collective bargaining agreement; including, however, an employee who would otherwise meet this definition but for periods of employment in another payroll unit for training purposes or for the temporary convenience of the Company or a Participating Affiliate; and excluding, however, an employee not normally receiving such form of compensation, but temporarily being paid by a salaried payroll unit for the temporary convenience of the Company or a Participating Affiliate under rules to be adopted by the Committee and prescribed to all Participating Affiliates.

2.31 STOCK ACCOUNT: The record of whole or fractional shares of Company Stock, whole or fractional interests in other property, if any, and cash, if any, constituting a Participant's total interest in the Trust, including all subaccounts, if any, as provided for herein.

2.32 SURPLUS STOCK SUBACCOUNT: That part of a Participant's Stock Account consisting of the sum of all shares of Company Stock allocated to such Participant's Stock Account from the Surplus Transfer immediately upon transfer and all shares of Company Stock subsequently allocated to such Stock Account from the Surplus Suspense Account.

2.33 SURPLUS SUSPENSE ACCOUNT: A specific account in the Trust consisting at any given time of all shares of Company Stock held by the Trust and not allocated to Participants' Stock Accounts pursuant to Section 5.03 of this Plan, which shares of Company Stock are a part of, or have been purchased or acquired with, a Surplus Transfer.

2.34 TOP HEAVY PLAN YEAR: Any Plan Year for which the present value of cumulative accrued benefits under this Plan and any "aggregated plan" (defined below) for Key Employees exceeds 60% of the cumulative accrued benefits under this Plan and all aggregated plans for all employees. The computation of such present value shall utilize the uniform accrual method used in all of the employee pension benefit plans sponsored by the Company and all Affiliates aggregated for such purpose in accordance with Section 416 of the Code, or, if such accrual rate is not uniform, then the benefits of Participants in such plans who are not Key Employees shall be treated as accruing at a rate not faster than the slowest rate permitted under the fractional accrual rate of
Section 411(b)(1)(C) of the Code. For purposes of this definition, an "aggregated plan" shall mean any other pension, profit-sharing, thrift or stock bonus plan maintained by the Company or any Affiliate in which any Key Employee participates. Such percentage shall, for a given Plan Year, be computed in accordance with Section 416 of the Code on the last day of the preceding Plan Year (except in the case of the first Plan Year of the Plan, the last day of the first Plan Year)(the "determination date"), and shall include the present value of the cumulative accrued benefits under any aggregated plans determined as of the same date. The present value of an accrued benefit under this Plan shall be determined as of the most recent Valuation Date within the past 12 month period.

2.35 TRANSITION FRACTION: A fraction the numerator of which is the lesser of (a) $51,875 or (b) 1.4 multiplied by 25% of the Participant's Compensation for Plan Year 1981, and the denominator of which is the lesser of (a) $41,500 or (b) 25% of the Participant's Compensation for Plan Year 1981.

2.36 TRUST: The "CBI Salaried Employee Stock Ownership Trust (1987)," an Illinois trust, as from time to time amended.

2.37     TRUSTEES: The Trustee or Trustees appointed pursuant to Section 8.06.

2.38 YEAR OF SERVICE: A Plan Year in which a Participant completes 1000 or more Hours of Service.

                     ARTICLE III: PARTICIPATION IN BENEFITS

3.01 PARTICIPATION: Subject to Section 3.05, each Salaried Employee shall become a Participant in the Plan on the first Entry Date coincident with or subsequent to the date on which that Salaried Employee becomes an Eligible Employee, provided such Eligible Employee is employed by a Participating Affiliate on such Entry Date. If a Salaried Employee becomes an Eligible Employee but is not employed by a Participating Affiliate on such Entry Date, then such Salaried Employee shall become a Participant on the date such Salaried Employee thereafter becomes employed by a Participating Affiliate. Subject to all provisions of this Article III, a Participant shall, after that Participant's Entry Date or date of employment by a Participating Affiliate, whichever is applicable, be eligible to participate in allocations to Stock Accounts in accordance with Article V.

3.02     TERMINATION OF PARTICIPATION:

                 (a) A Participant whose employment by any Affiliate is terminated other than by (i) Disability, (ii) Retirement, (iii) Reduction in Force, (iv) death, or (v) transfer to an Affiliate which is not a Participating Affiliate shall not participate in allocations under the Plan for any Plan Year which includes, or ends after, the date of such termination of employment, but shall participate in the allocation for the Plan Year preceding the Plan Year in which the Participant's employment is terminated, subject to all provisions of this Article III.

                 (b) A Participant whose employment by any Affiliate is terminated because of (i) Disability, (ii) Retirement, (iii) Reduction in Force, (iv) death, or (v) transfer to an Affiliate which is not a Participating Affiliate, or who otherwise becomes employed in a class, group or unit of employees not eligible to participate in this Plan, shall not participate in allocations under the Plan for any Plan Year which begins after the date of such termination of employment or change in employment status, but shall participate in allocations under the Plan for the Plan Year in which such termination or change in employment status takes place, subject to all provisions of this
         Article III, with respect to that portion of the Plan Year in which such termination of employment or change in employment status occurred during which such Participant was an Eligible Employee.

3.03 RESUMPTION OF PARTICIPATION: A Participant who has become ineligible to participate in allocations pursuant to Sections 3.02 shall again be eligible to participate in such allocations, subject to all provisions of this Article III, with respect to that portion of a Plan Year beginning with the date on which such Participant becomes re-employed as a Salaried Employee of a Participating Affiliate, and all subsequent Plan Years, subject to Section 3.02.

3.04     BREAKS IN SERVICE FOR ACCRUING YEARS OF SERVICE OR ELIGIBILITY FOR
ALLOCATIONS: An employee's Years of Service for purposes of commencing participation in this Plan shall be permanently canceled if, prior to becoming an Eligible Employee, such employee has any Break in Service. Any Participant who incurs a Break in Service in any Plan Year except for any of the reasons described in Section 3.02(b) shall not participate in allocations for such Plan Year. In computing a Break in Service, an employee shall be credited with up to a maximum of 501 Hours of Service on account of absence from active employment due to pregnancy, child birth, or post birth or pre-adoption care. If such absence occurs in more than one Plan Year, such Hours of Service granted on account of such absence shall be allocated to the Plan Year or Years, or applicable twelve-month period under Section 2.14, in a manner calculated to prevent any Break in Service.

3.05 SERVICE AND COMPENSATION PRIOR TO EFFECTIVE DATE OF PLAN: All prior periods of a Salaried Employee's employment subsequent to December 31, 1981 and preceding the date of adoption of this Plan which would otherwise constitute Years of Service if this Plan had then been effective, shall be counted as Years of Service for such Salaried Employee for purposes of commencing initial participation in this Plan. Notwithstanding anything in this Article III to the contrary, however, no Salaried Employee shall have such prior periods of employment counted as Years of Services, nor be eligible to participate in any allocation under this Plan for Plan Year 1987, unless such Salaried Employee is still actively employed by a Participating Affiliate as of the end of Plan Year 1987; and further provided that such Participants eligible as provided herein for an allocation for Plan Year 1987 shall have considered all 1987 Compensation earned after the date such Participant would have begun participation in this Plan if the Plan had been in effect for all of Plan Year 1987.

           ARTICLE IV: CONTRIBUTIONS AND OTHER SOURCES OF PLAN ASSETS

4.01     COMPANY CONTRIBUTIONS:

                 (a) Except as may be otherwise provided herein, each Plan Year the Company and each Participating Affiliate shall contribute to the Trust such Company Contribution as may be determined by the Company's Board of Directors, which may be none in a given Plan Year, as of the end of such Plan Year. The respective amount of the total Company Contribution to be made by each Participating Affiliate shall be the same percentage of the total Company Contribution which the Compensation of the Participants employed by such Participating Affiliate bears to the total Compensation of all Participants. The Company Contribution for each Plan Year in which any Exempt Loan is outstanding shall at a minimum include cash sufficient, when combined with other income and assets available for such purpose under ERISA and the Code, to enable the Trust to make timely payment of all required payments on all outstanding Exempt Loans. Such Company Contribution shall be used first for the payment of interest due on such Exempt Loans, and then to the payment of principal due. But such minimum cash contributions shall be required only to the extent dividends paid on Company Stock and received by the Trust, and available for such purposes under ERISA and the Code, are insufficient to make such payments. Company Contributions made pursuant to this
         Section 4.01 shall be made, for each Plan Year, not later than the due date (including extensions) for filing the Company's federal income tax return for such Plan Year.

                 (b) Company Contributions shall be in cash or Company Stock. Company Contributions in cash shall be allocated to Participants' Stock Accounts in accordance with Section 5.02 and shall then be used by the Trustee either to repay principal and interest on an Exempt Loan or to purchase whole shares of Company Stock or other permitted investments for allocation to Participants' Stock Accounts, subject to the fiduciary duties of the Trustee under the provisions of ERISA.

4.02 TRANSFER FROM TERMINATED PENSION PLAN: The Trustee shall be authorized to accept into the Trust a transfer of part or all of the assets which would otherwise revert to the Company or a Participating Affiliate as a consequence of the termination of the CBI Pension Plan (Salaried) ("Surplus Transfer"), and such assets, to the extent not transferred in the form of Company Stock, shall be used to the greatest extent possible by the Trustee within ninety (90) days of such transfer (or within such extended period greater than 90 days as permitted by the Code or regulations thereunder or pursuant to an individual ruling of the Internal Revenue Service) for the purchase of Company Stock to be allocated in accordance with Article V. To the extent not so used, such unused Surplus Transfer shall be treated as reverted to the Company and recontributed to this Plan to the extent deductible by the Company under the provisions of the Code.

4.03     TRANSFERS AND ROLLOVERS FROM OTHER QUALIFIED PLANS:

                 (a) The Trustee shall be authorized, upon the direction of the Committee, to accept into the Trust on behalf of any Eligible Employee or group of Eligible Employees either a direct plan-to-plan or trust-to-trust transfer of assets, or funds constituting a "qualifying rollover distribution" (as defined in the Code) made to an Eligible Employee, from another plan or trust ("Transferror Plan") which is qualified under Section 401 (a) and exempt under Section 501 (a) of the Code.

                 (b) A qualifying rollover distribution shall be accepted only if made no later than the sixtieth (60th) day after such distribution to the Eligible Employee, and shall be subject to the maximum rollover provisions of the Code. Funds so transferred or rolled over shall be allocated to a Stock Account either newly or already established for such Eligible Employee, and shall be used immediately upon transfer to acquire Company Stock for such Stock Account, which shall be immediately fully vested in such Eligible Employee. Such Eligible Employee shall thereafter be a Participant to the extent of his or her interest in the funds so transferred or rolled over.

                 (c) A direct plan-to-plan or trust-to-trust transfer of assets shall be accepted only if (i) it arises from or as a result of a separate agreement between the Company or a Participating Affiliate and the sponsor of the Transferror Plan, by which the Company or such Participating Affiliate has purchased or otherwise acquired, or merged or consolidated with, such sponsor, or all or a part of such sponsor's business or assets, and such agreement specifies that such Eligible Employees shall receive credit in this Plan for past service under the Transferror Plan, or if the Transferror Plan is a terminated plan previously sponsored by either the Company or a Participating Affiliate (ii) the Trustee determines that such funds may be made subject to the provisions of this Plan under provisions of the Code and ERISA and is otherwise not detrimental to the Plan or Trust, and
         (iii) such Eligible Employee was previously employed by such sponsor or one of its affiliates or subsidiaries participating in such Transferror Plan.

4.04 NO PARTICIPANT CONTRIBUTIONS: Participants shall not be required nor permitted to make contributions to the Trust.

                   ARTICLE V: STOCK ACCOUNTS AND ALLOCATIONS

5.01     STOCK ACCOUNTS:

                 (a) The Plan Administrator shall cause a Stock Account including, as necessary, an Exempt Loan Stock Subaccount and a Surplus Stock Subaccount to be maintained for each Participant, reflecting the interest of such Participant in the Trust. Such interest shall be expressed in shares, and fractional shares as appropriate, of Company Stock, and an interest in any other assets, including cash, allocated to Participants' Stock Accounts. The record of such Stock Accounts shall further show the number of such shares which are common stock, the number which are Series C Convertible Voting Preferred Stock, and the number which are other Company Stock, and to which Subaccount any such shares are allocated. The Plan Administrator shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant's Stock Account.

                 (b) For all purposes of this Plan, Company Stock shall be valued at the closing price of such Company Stock on the trading day immediately preceding the Valuation Date (as defined in Section 7.02) provided such Company Stock is currently trading publicly on a national or representative regional securities exchange or a national securities quotation service, pursuant to registration under the Federal Securities Act of 1934 ("publicly traded"). Company Stock that is not publicly traded shall be valued at the most recent appraised fair market value. The appraisal of such fair market value shall be instituted by the Trustee, and shall be conducted in accordance with
         Section 401(a)(28)(c) of the Code no less than once each calendar quarter by an independent appraiser within the meaning of Section 170(a)(1) of the Code and regulations thereunder, and based on all relevant factors for determining the fair market value of securities. Such an appraisal shall be made as of the last day of the calendar quarter, and the Trustee shall specify the date, with the agreement of the Plan Administrator, by which such independent appraiser shall report and publish its appraisal.

5.02     ALLOCATION OF COMPANY CONTRIBUTIONS:

                 (a)(i) Company Contributions for each Plan Year shall be allocated to the Stock Accounts of Participants who are entitled to participate in an allocation for that Plan Year in accordance with
         Article III. Except as otherwise provided in this Section 5.02, such allocations shall for valuation purposes be deemed made as of the last day of the Plan Year for which the allocation is being made, but the actual allocation shall be determined and made as soon as is practicable (as determined by the Plan Administrator) after the date of the last Company Contribution for such Plan Year, but in no event later than May 1 of the calendar year following the close of said Plan Year; provided, however, that Participant rights with respect to shares so allocated, including but not limited to, dividend and voting rights, shall not attach until the allocated is actually determined and made. Notwithstanding the foregoing general rule, the allocation for any Retiring Participant shall be made as of the last day of the month in which his or her employment terminates by Retirement, Disability, Reduction in Force, or death ("Retirement Date"), to the Stock Accounts of such Retiring Participant who is entitled to participate in that allocation in accordance with Article III. Said allocation to the Stock Account of a Retiring Participant shall be determined and made on or as soon as practicable (as determined by the Plan Administrator) after the Retiring Participant's Retirement Date.

                 (a)(ii) For the Plan Years which end on December 31, 1993, and December 31, 1994, a Retiring Participant who (A) qualifies as an Incentive Eligible Participant as defined under the CBI Pension Plan, and (B) has satisfied all conditions under the CBI Pension Plan to receive special pension benefits under the Liquid Carbonic Salaried Employee Voluntary Retirement Incentive Program (an "Incentive Eligible ESOP Participant"), shall have his or her allocation determined for each such Plan Year using the formula set forth in
         Section 5.02(c)(i) and made as soon as practicable (as determined by the Plan Administrator) after April 30, 1994. Such Incentive Eligible ESOP Participant shall not participate in any other allocation for such Plan Years.

                 (b) For purposes of the allocation, the Company Contribution shall be the sum of cash contributed by the Company, shares contributed by the Company, and any other assets other than Company Stock contributed by the Company.

                 (c) The number of shares of each class of such Company Stock (and the amount of cash or other assets) allocable to the Stock Account of each such Participant shall be:

                          (i) in the case of a Retiring Participant, that number equal to:

                                  (A)      (I) the number of shares scheduled
                                           to be released from the Surplus
                                           Suspense Account for the Plan Year
                                           pursuant to Section 5.03, plus (II)
                                           the number of shares scheduled to
                                           be released from any Exempt Loan
                                           Suspense Account based on scheduled
                                           repayments for such Plan Year
                                           pursuant to Section 5.05, minus
                                           (III) the number of shares
                                           respecting dividends estimated to be
                                           allocated for such Plan Year
                                           pursuant to Section 5.05(b), as
                                           determined by the Plan Administrator
                                           on the assumptions that dividends
                                           will be declared in accordance with
                                           the terms of such Company Stock (if
                                           any) and the Company's dividend
                                           practices, multiplied by:

                                  (B)      a fraction, the numerator of which
                                           is the Retiring Participant's
                                           Compensation for such Plan Year, and
                                           the denominator of which is the
                                           total Compensation of all
                                           Participants for the previous Plan
                                           Year (rounded to the nearest $1,000)
                                           increased by the average annual
                                           percentage increase in such total
                                           Compensation of all Participants
                                           over all Plan Years since 1987.

                         (ii) in the case of any other Participant, that number equal to:

                                  (A)      the total number of each class of
                                           such shares (and the amount of cash
                                           or other assets to be allocated
                                           excluding any shares or amounts to
                                           be allocated for such Plan Year
                                           under clause (i) above), multiplied
                                           by:

                                  (B)      a fraction, the numerator of which
                                           is such Participant's Compensation
                                           for such Plan Year, and the
                                           denominator of which is the total
                                           Compensation of all Participants
                                           eligible for such allocation
                                           (excluding Compensation of Retiring
                                           Participants applied in allocations
                                           for the same Plan Year under clause
                                           (i) above).

5.03 ALLOCATION OF SURPLUS TRANSFER: The Surplus Transfer shall be allocated to Participants' Stock Accounts, to their respective Surplus Stock Subaccounts, as an allocation for the Plan Year 1987, in which the Surplus Transfer commenced, in an amount equal to one-eighth (1/8) of the Surplus Transfer or such larger amount as may be required to meet the requirements of
Section 4980(c)(3)(C) of the Code, and the remainder, if any, shall be held in the Surplus Suspense Account and allocated at the direction of the Committee no less rapidly than ratably over no more than the next seven Plan Years, in each Plan Year, however, subject to the limitation on Annual Additions in Section
5.07. Should any part of the Surplus Transfer remain unallocated by reason of
Section 5.07 after such seven Plan Years, such part shall revert to the Company and be recontributed to this Plan, to the extent deductible by the Company, in the Plan Year following such seventh Plan Year. For each such Plan Year, the allocation of Surplus Transfer shall be determined and made at those times as set forth in Section 5.02(a), and the number of shares from such Surplus Transfer to be so allocated to a Participant's Stock Account shall be determined by the formula set forth in Section 5.02(c).

5.04 ALLOCATION OF DIVIDENDS: All cash dividends on Company Stock held by the Trust shall to the extent permitted by ERISA and the Code be used first by the Trustee to pay required payments of interest on an outstanding Exempt Loan and then to pay required payments of principal on such Exempt Loan. All cash dividends paid on Company Stock in excess of such dividends used to repay an Exempt Loan as provided above, and paid on Company Stock held in the Surplus Suspense Account, shall be paid immediately to Participants in proportion to their respective Surplus Stock Subaccount balances. All cash dividends paid on Company Stock in excess of such dividends used to repay an Exempt Loan as provided above, and paid on Company Stock held in an Exempt Loan Suspense Account, shall be used to purchase additional shares of Company Stock which shall be allocated to Participants' Stock Accounts at the same time and on the same basis as the shares of Company Stock upon which such dividends are paid, are also allocated. Any other cash dividends paid on Company Stock held in the Trust which are already allocated to Participants' Stock Accounts, and are not otherwise required to meet current or reasonably anticipated cash obligations of the Trust, shall be used to purchase additional shares of Company Stock to be immediately allocated directly to such Stock Accounts. All dividends paid on Company Stock previously allocated to the Stock

Accounts of Participants, if paid in the form of Company Stock, shall be allocated directly to such Stock Accounts immediately upon receipt thereof by the Trust.

5.05 ALLOCATION OF EXEMPT LOAN SHARES: The Company Stock purchased with the proceeds of the 1988 Exempt Loan, or any other Exempt Loan made to the Trust, shall be allocated to its own Exempt Loan Suspense Account and the number of shares to be allocated to Participants' Stock Accounts, released from each respective Exempt Loan Suspense Account, shall be determined by multiplying the total number of shares in each such Exempt Loan Suspense Account by a fraction, the numerator of which is the total amount of all payments of principal and interest made by the Trustee under the provisions of such Exempt Loan for the Plan Year, and the denominator of which is the sum of all required payments of principal and interest under such Exempt Loan to be paid for the current and all future Plan Years, on a loan by loan basis for each such Exempt Loan for the release of shares from the corresponding Exempt Loan Suspense Account. In the event an Exempt Loan provides for a variable interest rate, the formula described above for the allocation of shares shall use the interest rate for the current Plan Year as though in effect throughout the remainder of the term of the loan for computing the total payments of principal and interest to be made under such Exempt Loan.

The allocation of shares of Company Stock released from the Exempt Loan Suspense Account and to be allocated to individual Participants' Stock Accounts in any Plan Year shall be determined as follows:

                 (a) An individual Participant's portion of the total number of shares to be allocated which have been released from the Exempt Loan Suspense Account where the source of funds for the loan payment resulting in such release are either Company Contributions previously allocated in accordance with Section 5.02 or dividends paid on shares previously unallocated to Participant's Stock Accounts, shall be determined by using the formula described in Section 5.02(c). Such allocation shall be made at those times as set forth in Section 5.02(a).

                 (b) That portion of the total number of shares to be allocated which have been released from the Exempt Loan Suspense Account as a result of payments under the Exempt Loan, where the source of funds for the loan payment resulting in such release are dividends paid on shares already allocated to Participants' Stock Accounts, shall be allocated in an amount equal in value to the amount of such dividends directly to and proportionally to the Stock Accounts of the Participants for which such dividends were paid to make the Exempt Loan payments resulting in the release of such shares, or in a manner as otherwise required by the applicable provisions of the Code and Regulations. Such allocations shall be made as soon as practicable (as determined by the Plan Administrator) after the date on which such dividends are paid.

5.06 ALLOCATION OF TRUST EARNINGS: All earnings or losses of the Trust, other than dividends paid on Company Stock, shall be allocated to the Stock Accounts of Participants as soon as is practicable following the close of each calendar quarter and the amount of such income or loss allocable to the Stock Account of each Participant shall be that amount which bears the same proportion to the amount of all such income or loss allocable to such Stock Accounts for such calendar quarter as the amount of each such Stock Account as of the end of such calendar quarter bears to the total of all such Stock Accounts as of the end of such calendar quarter.

5.07 LIMITATION ON ANNUAL ADDITIONS: Notwithstanding any other provisions of the Plan, a Participant's Annual Addition shall not exceed the lesser of:

                 (a)      The sum of

                          (i)     the greater of $30,000 or 25% of the
                                  dollar limitation of Section 415(b)(1)(A) of the Code (as adjusted by Section 415(d)(1)); and

                          (ii)    the lesser of the amount in paragraph
                                  (i) above, or the sum of the portions of the Company contributions and Surplus Transfer which are treated as Annual Additions and allocated to such Participant's Stock Account; or

                 (b)      25% of the Compensation paid to the
                          Participant by Participating Affiliates in that Plan Year. For this purpose only, Compensation shall not include the total of contributions made for such Participant under a cash or deferred arrangement pursuant to Section 401(k) of the Code, but shall include amounts described in Section 2.11(a) of this Plan, subject to Section 2.11(f).

Paragraph (ii), above, shall apply in a Plan Year only if no more than one-third (1/3) of the Company Contributions are allocated to "highly compensated employees", as defined in Section 414(q) of the Code. In the event this limitation would be exceeded by what would otherwise be such Participant's properly determined Annual Addition, such excess shall be held in the Trust in a special "Annual Addition Suspense Account." Beginning in the following Plan Year and continuing in each of the following Plan Years such an excess continues to exist, the shares in such Annual Addition Suspense Account shall be allocated and reallocated to Participants' Stock Accounts in accordance with the formula described in Section 5.02(c), subject to the limits of Section 415 of the Code. Such allocation shall be done prior to allowing any Company contributions to the Plan which would constitute Annual Additions in that Plan Year. In determining a Participant's Annual Addition limitation, any allocation made to such Participant's Stock Account pursuant to Section 5.03 shall be counted first, before any other contribution or allocation which would otherwise be made in the same Plan Year on behalf of such Participant under this Plan or any other defined contribution plan in which the Participant participates.

5.08 COMBINED LIMITATION: In the case of an employee who is a Participant in both this Plan and the CBI Pension Plan, or any other defined benefit plan sponsored by the Company or an Affiliate (considered as one plan), the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction (computed by taking into account the limitation of Section 5.07(a)) for the Plan Year shall not exceed 1.0. Where the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for a Plan Year would otherwise exceed 1.0, the Participant shall cease to accrue benefits payable under the CBI Pension Plan or such other defined benefit plan in such a manner that the sum of the above Fractions shall be maintained equal to 1.0. In the discretion of the Plan Administrator, for Plan Years 1983 and later, the amount taken into account for the denominator of the Defined Contribution Plan Fraction for a Participant for all Plan Years 1982 and prior shall be an amount equal to the product of (a) the amount of the denominator of such Fraction as otherwise determined for Plan Years 1981 and prior, multiplied by (b) the Transition Fraction.

5.09 CONDITION: Notwithstanding any other provisions of this Plan other than Article XI, all Company contributions are expressly conditioned on qualification of this Plan and the Trust under Sections 401 and 501, and meeting the applicable conditions of Sections 409 and 4975, of the Code, and on the deductibility of such contribution under the provisions of the Code. Any contribution, to the extent not theretofore distributed, may be returned to the respective contributing Participating Affiliate within one year after the date of denial of initial qualification of this Plan or the Trust or deductibility of such contribution.

                              ARTICLE VI: VESTING

6.01 GENERAL RULE: A Participant's Stock Account shall be 100% vested at all times.

                           ARTICLE VII: DISTRIBUTIONS

7.01     DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT:

                 (a) Each Participant whose employment is terminated from all of the group consisting of the Company and all Affiliates (or the Beneficiary of a Participant whose employment so terminated by death) shall be entitled to request in writing, in a manner prescribed by the Plan Administrator, a distribution of such Participant's Stock Account. A distribution to a Retiring Participant shall be made on his or her Retirement Date (as defined in Section 5.02(a)) if so elected by the Retiring Participant in a request received by the Plan Administrator not later than the 15th day of the month closing with his or her Retirement Date. All distributions shall be made as soon as practicable after the Quarterly Valuation Date (as defined in Section 7.02) that coincides with the end of the calendar quarter on which the first applicable condition for distribution, as described below, is met if so elected by the Participant (or Beneficiary) in a request received by the Plan Administrator not later than the 15th day of the month which follows such Quarterly Valuation Date. If a Participant's request is received after the 15th day of the month after such Quarterly Valuation Date, such distribution will be made as soon as practicable after the earlier of the first Quarterly Valuation Date following the Plan Administrator's receipt of the request or the end of the Plan Year during which the Participant's termination of employment occurred. The date of all distributions (other than Retirement Date distributions to Retiring Participants) respecting a given quarterly Valuation Date shall be a single date designated by the Plan Administrator occurring as soon as practicable following the date of publication of the appraisal, if any, conducted pursuant to
         Section 5.01(b). Such designated distribution date ("Distribution Date") shall be the date such distribution is mailed or otherwise delivered from the Trustee for transmittal to the Participant (or Beneficiary) receiving such distribution.

                          (i) A distribution of a Participant's Stock Account may be made pursuant to this Section 7.01 following the earliest to occur of:

                                  (A) the commencement of benefits to such Participant from either the CBI Pension Plan or any other pension benefit plan maintained by the Company or any Affiliate as a result of Retirement;

                                  (B)      the death or Disability of the
                                  Participant;

                                  (C)      the latest of the date the
                                  Participant terminates employment, attains
                                  Normal Retirement Age or the tenth
                                  anniversary of the Entry Date on which the Participant entered the Plan;

                                  (D)      the date the Participant attains age
                                  70-1/2;

                                  (E)      the date applicable under Section
                                  9.04 of this Plan to the extent of the
                                  distribution provided thereunder; or

                                  (F)      the date a Participant separates
                                  from service for any reason other than in (A) or (B) above.

                          If no request for distribution is received by April 1 of the calendar year following the date specified in
                          (D) above, distribution shall be made on such date, and annually thereafter to the extent of any additional benefits accrued in this Plan in each subsequent Plan Year. Also, no distribution shall be deferred without the consent of the Participant or the Beneficiary who is the surviving spouse of a deceased Participant to a date later than sixty (60) days after the close of the Plan Year in which the date specified in (C) occurs or at the end of five years following the date described in (B), if either shall be applicable.

                 (b) All distributions shall be made in whole shares of common stock of CBI and cash, as computed in Section 7.02; provided, however, that to the extent a Participant (or other distributee) elects under Section 7.09 to make a direct rollover from this Plan to any other eligible retirement plan sponsored by the Company, CBI, or a Participant Affiliate, of that portion of the Participant's Stock Account that will be accepted in a direct rollover by such plan, the portion of the distribution transferred to such plan by direct rollover shall be in cash. All distributions shall be in a single lump sum, except as otherwise provided in (a) above or in Section 9.04 or pursuant to a direct rollover election under Section 7.09.

                 (c) If a Participant who is otherwise entitled to a distribution or distributions is re-employed by the Company or by any Affiliate before such Participant has received all the distributions to which such Participant is entitled, no distribution shall be made to such Participant during the period of such employment unless otherwise required by subsection (a)(i)(D) above.

7.02 VALUATION OF ACCOUNT FOR DISTRIBUTIONS: There shall be at least one valuation date (an "Annual Valuation Date") on the last day of each Plan Year for appraising the fair market value of any Company Stock which is not publicly traded. The Trustee may, and if directed by the Committee shall, cause additional valuations to occur regularly on the last day of each quarter ("Quarterly Valuation Date") or the last day of each month ("Monthly Valuation Date"). The amount of a cash distribution to be made to a Participant pursuant to Section 7.01 on a Distribution Date respecting a given Valuation Date (or on a Retirement Date for a Retiring Participant) shall be the sum of (i) the product of (x) the number of shares of Series C Preferred Stock in such Participant's Stock Account, and (y) the difference in value between Series C Preferred Stock and CBI common stock, determined pursuant to Section 5.01, (ii) the value, so determined, of any fractional shares of Company Stock in such Stock Account, and (iii) any cash or property other than Company Stock being held in such Stock Account. The Trustee shall have a "put option" to CBI on Series C Preferred Stock it holds to the extent required, as determined by the Trustee, to make such distribution; and a "put option" to CBI on CBI common stock it holds to the extent required, as determined by the Trustee, to make a transfer to the CBI Pension Plan of that portion of the Participant's Stock Account that will be accepted in a direct rollover by the CBI Pension Plan pursuant to the election of a Participant under Section 7.09. Either such put option shall be implemented as follows:

                 (a) If permitted under applicable law, rulings and regulations, and not a prohibited transaction under Section 4975(c) of the Code or Section 406 and 407 of ERISA (or a prohibited transaction exemption), the Trustee, in its discretion, shall put Series C Preferred Stock to CBI, and shall be paid therefor the fair market value of such Series C Preferred Stock determined pursuant to Section
         5.01. The payment for the purchase by CBI under such put option shall be in the form of the number of shares of common stock of CBI (which when delivered to the Trustee shall be publicly traded, as defined in
         Section 5.01(b)) into which such shares of Series C Preferred Stock so put are convertible, if such shares of Series C

         Preferred Stock were then converted, at the time such shares are put, and cash equal to the amount computed in clause (i), above.

                 (b) The Committee, in its discretion, may direct the Trustee to cause a special valuation of the Series C Preferred Stock to be made by an independent appraiser as of the date of the put option to CBI, and it may cause benefits to be distributed based on the value of a Participant's Series C Preferred Stock as of the special valuation date.

                 (c) To the extent necessary to accomplish a direct rollover to any other eligible retirement plan sponsored by the Company, CBI, or a Participating Affiliate, of the portion of a Participant's Stock Account that will be accepted in direct rollover by the CBI Pension Plan, and if permitted under applicable law, rulings and regulations, and not a prohibited transaction under
         Section 4975(c) of the Code or Section 406 and 407 of ERISA (or a prohibited transaction exemption), the payment for the purchase by CBI of Series C Preferred Stock shall, notwithstanding subsection (a), be in cash; and the Trustee in its discretion shall put CBI common stock to CBI, and shall be paid therefor in cash. The cash payment shall be equal to the fair market value on the date of the direct rollover of the number of shares of CBI common stock attributable to the Series C Preferred Stock as determined under subsection (a) and the number of shares of CBI common stock otherwise put to CBI, plus cash equal to the amount computed in clause (i) above.

                 (d) The Trustee may exercise a put option to CBI for the fair market value of such Series C Preferred Stock to be paid by CBI pursuant to any other arrangement agreed upon by the Trustee and the Committee to the extent permitted by applicable law, rulings and regulations.

A distribution of Company Stock shall be in the form of stock certificates for the number of whole shares of stock being distributed from the recipient Participant's Stock Account.

7.03 NOTICE OF THIRD-PARTY OFFERS TO PURCHASE: In the event a prospective bonafide third party purchaser offers to buy from the Trust any shares of Company Stock which are then not publicly traded, the Trustee shall promptly notify the Company and CBI in writing of the terms of such offer prior to the Trustee's response to such offer.

7.04     OTHER OPTIONS OR RESTRICTIONS: Except as otherwise provided in this
Article VII, a Participant may not be required to sell Company Stock to the Company, CBI or any other Participating Affiliate, nor may the Trust enter into an agreement which obligates the Trust to purchase Company Stock upon the death of a shareholder, nor shall there be any other restrictions on the alienation of Company Stock for purposes of this Plan.

7.05 EFFECT OF DEATH BEFORE DISTRIBUTION: Should a Participant die before receiving all distributions due to such Participant, the balance of such deceased Participant's Stock Account shall be distributed to the Beneficiary or Beneficiaries effectively designated by the Participant or, if none, then to the deceased Participant's surviving spouse or, if none, then to the Participant's lawful descendants, per stirpes as defined by common law, or, if none, then to the deceased Participant's estate. To be effective, a beneficiary designation must be filed with the Plan Administrator in such written form as the Plan Administrator requires and may include secondary, successive or contingent Beneficiaries; provided, however, that any designation by a Participant who is married at the time of his death which fails to name his surviving spouse as the sole primary Beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the designation and the specific non-spouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiary. Such consent shall not be required if, at the time of filing such designation, and also at the time of death of the Participant if the marital status of the Participant has changed since the filing of such designation, the Participant or Beneficiary, as the case may be, establishes to the satisfaction of the Plan Administrator that the consent of the Participant's spouse could not be obtained because there was no spouse, such spouse could not be located, or because of other reasonable circumstances. Any consent by a spouse (or establishment that the consent of a spouse could not be obtained) shall be effective only with respect to such spouse, but shall be irrevocable unless and until the Participant changes his Beneficiary designation, in which case a new spousal consent shall (unless the spouse is the sole primary Beneficiary) be obtained for such change. Any Participant may change his Beneficiary designation at any time by filing with the Plan Administrator a new Beneficiary designation meeting the above requirements.

7.06 LEGAL DISABILITY: Should any distribution under this Plan be to a minor or to any other person under legal disability, the Plan Administrator in his sole discretion may direct that such distribution be made in any one or more of the following ways:

                 (a)      directly to such minor or other person; or

                 (b) to the legal guardian or conservator of such minor or other person; or

                 (c) to the spouse or to any parent, child, brother, sister or other relative or dependent of such minor or other person, or to any person or persons who is or are caring for or supporting such minor or other person, in each case for the use of such minor or other person; or

                 (d) by expenditure of the same for education, health, or maintenance of such minor or other person.

7.07 UNCLAIMED PAYMENTS: If any check or other instrument in payment of a benefit hereunder, which was mailed by regular United States mail to the address of the payee furnished the Plan Administrator by the payee or a Participating Affiliate, is returned unclaimed, the Plan Administrator shall direct that further payments to such payee be discontinued until the Plan Administrator receives further information from such payee or a Participating Affiliate. Such discontinuance shall not be treated as a forfeiture of any unclaimed or future payment provided, however, that where the Plan Administrator is unable to locate a payee, the Plan Administrator may, at any time after an amount has been distributable and unclaimed for at least three
(3) years following the date distribution is to be made, and in its sole discretion, direct that the entire amount payable to such payee shall be reallocated to the Stock Accounts of other Participants as an additional Company Contribution as set forth in Section 5.02 hereof. Any amounts so reallocated shall again become payable to such payee upon his filing a written claim for benefits under the Plan with the Plan Administrator, in accordance with Section 8.05, containing his complete mailing address and such evidence that he is entitled to such benefits as the Plan Administrator may require, and upon allowance of such claim, such amount shall be paid as an administrative expense of the Plan.

7.08     (Reserved)

7.09 DIRECT ROLLOVER OPTION: Notwithstanding any other provision of this Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, in writing at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan, specified by the distributee, which will accept such rollover, in a direct rollover (the "Direct Rollover Option").

                 (a) In the event a distributee elects the Direct Rollover Option, the Trustee may exercise on the Distribution Date the put option described in Section 7.02 for a number of shares of Series C Preferred Stock (and, if applicable under Section 7.02(c), CBI common stock) it holds for the Participant's Stock Account so that, immediately after such exercise (and without regard to any cash to be paid under Section 7.02 equal to the amount computed in clause (i) of
         Section 7.02), the Stock Account will contain a sufficient number of shares of CBI common stock such that (i) CBI common stock equal in value to (or, if applicable under Section 7.02(c), cash in) the amount to be transferred in the direct rollover can be transferred to the transferee eligible retirement plan; and (ii) immediately thereafter the ratios of CBI common stock and Series C Preferred stock to each other and to all other assets held in the Participant's Stock Account will be the same as such ratios immediately before such exercise of the put option and transfer.

                 (b)      For purposes of the Direct Rollover Option:

                          (i) an "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distributions is required under section 401(a)(9) of the Code and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

                          (ii)    an "eligible retirement plan" is an
                          individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution; however, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity;

                          (iii) a "distributee" includes any Participant; and a Beneficiary who is the Participant's surviving spouse, and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with respect to the interest of the spouse or former spouse; and

                          (iv) a "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                          ARTICLE VIII: ADMINISTRATION

8.01 COMMITTEE AND PLAN ADMINISTRATOR: The Plan will be administered by a Committee and a named Plan Administrator, both appointed by the Board of Directors of the Company and approved by CBI, as provided in this Article VIII. Unless otherwise designated in writing by the Board of Directors of the Company, and with proper notice to interested parties, the

Plan Administrator, as defined by and required by ERISA, shall be the Manager of Employee Benefits of CBI.

8.02 ADMINISTRATIVE POWERS: The Committee shall have full power and authority, within the limits provided by the Plan:

                 (a) to determine all questions arising concerning the construction and interpretation of the Plan and its administration, including, but not by way of limitation, the determination of the rights or eligibility under the Plan of employees and Participants and their Beneficiaries, the amount of their respective benefits, procedures and forms for claims therefor, and the existence or nonexistence and the continuance or termination of a Participant's Disability;

                 (b) to adopt such rules and regulations, subject to review and approval by the Board of Directors, as it may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purposes;

                 (c)      to enforce the Plan in accordance with its terms,

                 (d) to prepare and distribute, as required or appropriate, information explaining the Plan,

                 (e) to receive from the Company, the Board of Directors, the Trustee, and from Participants and beneficiaries, such information, and to maintain records concerning such information, as shall be necessary for the proper administration of the Plan,

                 (f) to furnish the Company such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate,

                 (g) to give instructions to the Trustee regarding the payment of benefits, and distribution of Trust funds, and such other matters except those specifically reserved to the Trustee in this Plan and the Trust Agreement,

                 (h) to receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee,

                 (i)      to delegate any of the above to the Plan
         Administrator,

                 (j) to establish sub-committees, as and when directed by the Board of Directors of the Company, to exclusively carry out any specific duties or powers enumerated herein; and

                 (k) to do all other acts, in its judgment necessary or desirable, for the proper and advantageous administration of the Plan.

8.03 DOCUMENTATION: The Committee may require Participants and Beneficiaries to supply it with such evidence of their eligibility to participate and receive benefits under this Plan and with such mailing addresses, specimen signatures, and other data as it may reasonably require in order to determine and pay any benefits which may be due hereunder, and it, the Plan Administrator and Trustee and their respective agents shall be protected in relying thereon.

8.04 RETURNS: The Committee shall cause to be filed such information and other returns, and retain such records, as may be required from time to time by governmental authority except returns, if any, required to be filed or kept by a Participating Affiliate or by the Trustee.

8.05 CLAIMS: Other than the request for distribution prescribed by Section 7.01(a), no formal request for benefits that are due hereunder shall be required. Any claim for benefits not received shall be made in writing to the Plan Administrator. The Plan Administrator shall consider such claim and within 90 days of receipt thereof, shall either approve it or deny it, or, if having first given written notice to the claimant within such 90 days of the need for addition information or consideration, within 90 days of receipt thereof. Each denial shall be in writing, setting forth the specific reasons for such denial and written in a manner calculated to be understood by the claimant and shall be delivered to the claimant either in person or by mail. The claimant may appeal such denial in writing, filed within 60 days of the date of denial. The Committee shall afford a reasonable opportunity to any claimant whose claim is denied for a full and fair review by the Committee of the appeal of such denial, and shall respond within 60 days of the filing of the appeal.

8.06 TRUSTEE: The Board of Directors of the Company shall appoint, as approved by CBI, one or more individuals or corporations eligible under the provisions of ERISA to act as Trustee or Trustees under the Plan, who shall execute the Trust Agreement. Except for those independent or discretionary powers and duties specifically reserved to them in this Plan or in the Trust Agreement, the Trustee shall only act subject to the direction of the Committee. The Trustee shall hold and invest the contributions paid to the Trustee and the earnings thereon in accordance with the terms of the Plan and the Trust Agreement. The Trustee shall be entitled to receive reasonable compensation as agreed between the Trustee and the Company in the Trust Agreement or otherwise. The Company upon CBI's approval may remove any Trustee at any time by written notice to such Trustee and the remaining Trustees, if any, or in accordance with the Trust Agreement.

8.07 LIMITATIONS OF COMPANY LIABILITY: In no circumstances shall an Affiliate be liable for the payment of any benefit either in whole or in part; nor shall an Affiliate have any financial liability or obligation of any kind to any employee, Participant or Beneficiary or to anyone else whomsoever or whatsoever because of or with respect to the Plan or any provision thereof or anything done or omitted by an Affiliate in connection with the Plan or its administration, except as may otherwise be provided in ERISA, and except for the benefit, if any, payable under Article XI. No Affiliate guarantees the Trust against loss or depreciation and no Affiliate shall have any liability or obligation whatever for or with respect to the assets of the Trust or any part thereof or any transaction affecting the same, except as may otherwise be provided in ERISA. The limitations herein shall be subject to the provisions of
Article IX of the Trust Agreement.

8.08 DISCRETIONARY AUTHORITY: To the extent not expressly delegated or limited otherwise in this Plan, the Committee and, as to those matters which have been delegated to him, the Plan Administrator, shall have full and absolute discretion to determine the eligibility for or amount of benefits due or payable under the Plan, or to otherwise interpret and apply the terms of the Plan, and such decisions shall be final and binding on all parties to the fullest extent permitted by law.

                     ARTICLE IX: INVESTMENT OF TRUST ASSETS

9.01 AUTHORIZED INVESTMENTS: The purpose of the Plan shall be, and the primary duty and obligation of the Trustee shall be, to invest primarily in Company Stock. It is the specific intention of the Company that the Plan constitute and qualify as an "employee stock ownership plan" or "ESOP", as defined in Section 4975 of the Code and the regulations thereunder. The Trustee may invest funds under the Plan, to the extent not used to purchase Company Stock, in savings accounts, certificates of deposit, United States Treasury securities, high-grade short-term securities, or other investment-grade stocks, bonds, or commercial paper deemed by the Trustee to be desirable for the Trust, pooled investment funds for the investment of qualified plan assets including any such pooled fund maintained by the Trustee, or such funds may be held in cash, all in accordance with the Trust Agreement.

9.02 TRUSTEE TO DETERMINE: Except as otherwise provided herein, all investments will be made by the Trustee, and all purchases of Company Stock shall be made at prices which, in the judgment of the Trustee, do not exceed the fair market value of such shares as of the date of the transaction.

9.03 BORROWING BY TRUSTEE: Subject to any additional provisions of the Trust Agreement, the Trustee may borrow from time-to-time for the purpose of maintaining reasonable fund liquidity, for investments in other than Company Stock which the Trustee deems necessary and prudent for the Trust, and for the acquisition of Company Stock. However, any borrowing for the purpose of acquiring Company Stock shall be in the form of an Exempt Loan only, and the Trustee may not borrow from the Company, CBI or any Participating Affiliate for any other purpose except for short-term interest free loans to obtain cash for distributions to Participants under Article VII, as agreed between the Trustee and the Company, CBI or a Participating Affiliate. The proceeds of an Exempt Loan may be used only to acquire Company Stock, to repay such Exempt Loan, or to repay a prior Exempt Loan. Any such Loan must not be prohibited by either
Section 4975 of the Code or by ERISA, or the regulations thereunder, and shall meet the requirements thereof, shall bear a reasonable rate of interest, and may be secured by a collateral pledge of the Company Stock so acquired. No other Trust assets may be pledged as collateral by the Trustee, and no lender shall have recourse against Trust assets other than any share of Company Stock remaining subject to pledge, any Company contributions made to meet the obligations of an Exempt Loan under Section 4.01(a), or any dividends in the Trust that were paid on shares subject to pledge. Any pledge of Company Stock must provide for the release of shares so pledged on a pro rata basis in accordance with the formula stated in Section 5.05. To the extent permitted by ERISA and the Code, repayments on any Exempt Loan shall be made by the Trustee first from any dividends paid on Company Stock held by the Trust, applied first to outstanding interest and then principal due; next from any Company contributions in the form of cash, applied first to outstanding interest due and then to principal; and next from the Surplus Transfer or any Exempt Loan to refinance the outstanding Exempt Loan. Should this Plan cease to be an "employee stock ownership plan" (as defined in Section 4975 the Code and the regulations thereunder), Company Stock acquired with the proceeds of an Exempt Loan will continue after the loan is paid to be subject to the provisions of Sections 7.03 and 7.04, and of this Section 9.03.

9.04 INVESTMENT DIVERSIFICATION: A Participant who has attained age fifty-five (55) and who has completed at least ten years of participation under this Plan shall have the right to elect within 90 days after the close of that Plan Year and each Plan Year during the "qualified election period" (as defined below) to direct the Trustee as to the investment of at least 25% of the total balance of the Participant's Stock Account to the extent such balance exceeds the amount to which a prior election under this Section has been applied. For purposes of this Section, the term "qualified election period" shall mean the five-Plan Year period beginning with the Plan Year after the Plan Year in which the Participant satisfies the above conditions. In the case of the Plan Year in which the Participant can make his last election, such percentage shall be 50% of such balance rather than 25%. The Participant shall make such investment election by directing that part of his Stock Account balance covered by the election shall be distributed to him within ninety (90) days after the close of the election period during which such election is made. Valuation of that part of such Participant's Stock Account balance so distributed or reinvested shall be in accordance with Section 7.02.

                            ARTICLE X: MISCELLANEOUS

10.01 INFORMATION TO BE PROVIDED TO PARTICIPANTS: At least once in each Plan Year, the Plan Administrator shall cause to be furnished to each Participant a statement indicating, on the basis of the latest available information, the status of the Participant's Stock Account, including the number of shares of Company Stock allocated thereto.

10.02 INFORMATION ON PARTICIPANTS: Participants shall furnish promptly to the Plan Administrator such information as the Plan Administrator reasonably considers necessary or desirable for the purpose of administering the Plan. If such information is not submitted, or shows that information previously furnished has been misstated on the records of the Plan, the Plan Administrator will make such corrections and adjustments in accordance with the available facts as it considers appropriate.

10.03 REGULARLY KEPT RECORDS ARE BINDING: The regularly kept records of a Participating Affiliate shall be conclusive and binding upon all persons with respect to a person's Hours of Service; date, nature and length of employment; time, type and amount of Compensation paid and the manner of payment thereof-, type and length of absence from work and other matters contained therein relating to such person.

10.04 NO DERIVATIVE RIGHTS: No Participant or Beneficiary shall have any right to, or interest in, any specific assets of the Trust, nor in any part of the general assets of the Trust except as expressly provided in this Plan. Any person claiming benefits under this Plan shall look solely to the Trust for payment. In no event will any Affiliate or any officers, directors, or employees thereof, or the Plan Administrator, or the Trustee be liable, in their respective individual capacities, to any person whomsoever to pay benefits under the provisions of this Plan.

10.05    NON-ASSIGNABILITY:

                 (a) No part of the assets of the Trust or interest of a Participant or Beneficiary in the assets of the Trust or any part thereof shall be assignable in anticipation of payment, either by voluntary or involuntary act or by operation of law, or be liable in any way for any debt or other obligation of such Participant or Beneficiary. Any effort to exercise the powers herein denied, except as provided in (b) shall be ineffective and need not be recognized by the Plan Administrator or by the Trustee.

                 (b) Notwithstanding (a), above, the Plan Administrator and Trustee shall make payments of benefits in compliance with, but only with, the provisions of any "qualified domestic relations order", as that term is defined in the Code and ERISA. Under no circumstances shall such payment be made to an "alternate payee" (as defined therein) in the form of a "joint and survivor annuity" (as defined in the Code). The Plan Administrator shall adopt notice and determination procedures for reviewing all qualified domestic relations orders presented to him, the Plan or the Trustee.

10.06 NO EMPLOYMENT RIGHT: Nothing contained in this Plan shall be construed as a contract of employment between an Affiliate and any person, or a conferring a right upon any person to be continued in the employment of an Affiliate, or as a limitation of the right of an Affiliate to discharge any person at any time with or without cause.

10.07 VOTING COMPANY STOCK: Each Participant is entitled to direct the Trustee as to how any Company Stock allocated to his Stock Account is to be voted, which shall specifically include the power to direct the Trustee to abstain from voting on any issue. The Company shall timely distribute or cause to be distributed to the Participant such information as is distributed to all other shareholders of the Company in connection with such voting, and shall provide the means by which the Participant can instruct the Trustee in what manner it should vote (or abstain from voting) the Company Stock allocated to such Participant's Stock Account. The Company shall provide the Trustee with a copy of any materials provided to Participants. A Participant shall elect to exercise such right by a proxy or such other writing filed with the Trustee or an independent third party delegated to receive and compile such direction, or in such other form as applicable law may reasonably require. Such directions shall be held confidential by the party compiling them. Fractional shares of Company Stock in a Participant's Stock Account shall be combined with fractional shares in other Participants' Stock Accounts and voted to reflect, to the extent the Trustee determine is possible, the directions of the Participants with respect to such fractional shares. Company Stock held in the Trust in Stock Accounts for which Participants have not exercised their right to direct the Trustee as to how to vote such Company Stock shall be voted by the Trustee at it determines is in the best interests of the Participants affected, provided, however, that prior thereto the Trustee in its sole discretion shall determine, based on the information available to it concerning those Participants from whom directions have not been previously received, the type of information distributed to Participants, and the directions of Participants actually received, to what extent, if at all, and in what manner to attempt to secure the directions of those Participants who theretofore have failed to give the Trustee directions. Such actions by the Trustee may include, but shall not be limited to, mailing by certified mail, return receipt requested, a second set of proxy or other materials containing voting instructions to such Participants. All Company Stock held in the Trust which is unallocated shall be voted by the Trustee by taking that portion of unallocated Company Stock corresponding to the proportion of allocated Company Stock for which the Trustee have received directions, and voting it in the same proportions as the Company Stock for which they have received directions is voted, and by voting the remainder of unallocated Company Stock as the Trustee determine in the best interests of the Participants. In the case of Company Stock which is convertible preferred stock, the right and power to determine whether and when to convert such stock shall not be directed by the Plan's Participants, but shall be exercised exclusively by the Trustee or converted otherwise only in accordance with either this Plan or the stock certificate of designation.

10.08 TENDER OFFER: Notwithstanding any other provisions of this Plan, including Section 10.07 or Section 10.09, the provisions of this Section shall govern the tendering of Company Stock held in this Plan. For purposes of this Section, "Company" shall include CBI.

                 (a) Upon commencement of a tender offer for any securities of the Trust that are Company Stock, the Company shall notify each Participant of such tender offer and shall timely distribute or cause to be distributed to the Participant such information as is distributed to all other shareholders of the Company in connection with such tender offer, and shall provide a means by which the Participant can instruct the Trustee whether or not to tender the Company Stock allocated to such Participant's Stock Account. The Company shall provide the Trustee with a copy of any materials provided to Participants.

                 (b) Each Participant shall have the right to instruct the Trustee as to the manner in which the Trustee is to respond to the tender offer for any or all of the Company Stock allocated to such Participant's Stock Account. The Trustee shall respond to the tender offer with respect to the Company Stock as instructed by the Participant. All such instructions received by the Trustee shall be held in confidence and shall not be divulged to the Company, any subsidiary of the Company, to any officer or employee thereof, or to any other person, except to the extent necessary to the Plan Administrator, who shall also hold such information confidential. The Trustee shall exercise its discretion in the best interests of the Participants affected whether to tender Company Stock allocated to a Participant's Stock Account for which the Trustee has received no instructions from the Participant, prior thereto, however, using the procedure described in Section 10.07, above, to secure to the extent possible directions from such Participants who have theretofore failed to give directions to the Trustee.

                 (c) The Trustee shall tender that number of unallocated shares of Company Stock which is determined by multiplying the number of unallocated shares by a fraction of which the numerator is the number of shares of Company Stock allocated to Participants' Stock Accounts which the Trustee tender pursuant to paragraph (b) above, and the denominator is the total number of shares of Company Stock allocated to Participants' Stock Accounts. That portion of unallocated shares which corresponds pro-rata to that portion of allocated shares for which the Trustee has not received instructions as to tendering shall be tendered or not by the Trustee as it shall determine in its discretion to be in the best interests of Plan Participants.

                 (d) A Participant who has directed the Trustee to tender shares of Company Stock allocated to such Participant's Stock Account may, at any time, up to one business day prior to the tender offer withdrawal date, instruct the Trustee in writing to withdraw, and the Trustee shall withdraw, such shares of Company Stock from the tender offer prior to the withdrawal deadline. Prior to such withdrawal deadline, if unallocated shares of Company Stock have already been tendered, the Trustee shall re-determine the number of shares of Company Stock which would be tendered under paragraph (c) above, if the date of such withdrawal were the date of determination, and withdraw the number of unallocated shares necessary to reduce the number of unallocated shares tendered to the amount so re-determined. A Participant shall not be limited as to the number of instructions to tender or withdraw which he may give to the Trustee.

                 (e) The Trustee shall credit the proceeds, whether cash or securities, received in exchange for allocated Company Stock which has been tendered to the Stock Account of each Participant who instructed the Trustee to so tender.

                 (f) In the event of a self-tender or other purchase or repurchase offer of Company Stock by the Company or any Affiliate, prior to responding to any such self-tender or other offer, the Trustee shall consult with the Company, and the Company shall disclose to the Trustee such information as is legally permissible regarding the Company's intentions for continuing, amending or terminating the Plan, the projected affect of such self-tender or purchase on the Company's business and finances, and any other relevant information, as shall enable the Trustee to determine the prudence and desirability of tendering any Company Stock held by the Trust in response to such self-tender or offer.

10.09 CHANGE IN COMPANY STRUCTURE: Notwithstanding any other provisions of this Plan, including Sections 10.07 and 10.08, the provisions of this Section shall govern events following certain "Business Combinations", as hereinafter defined.

For purposes of this Section 10.09 and Article XI, the terms "Business Combination" and "Continuing Directors" shall have the respective meanings ascribed to such terms in Article Fifteenth of CBI's Certificate of Incorporation, as amended to March 1, 1988.

Upon the consummation of any Business Combination which has not been approved by a majority of the Continuing Directors, then this Plan shall immediately and automatically terminate; Company Stock held in the Exempt Loan Suspense Account shall be applied, to the extent required, to prepay any outstanding Exempt Loan balance; and no further Company Contributions will be made.

In the event of any such termination of the Plan, any unallocated shares of Company Stock which upon such termination are not then in an Exempt Loan Suspense Account, or are released from such Exempt Loan Suspense Account by any repayment of any such Exempt Loan upon, or as a result of, the occurrence of such Business Combination or termination of this Plan, or other property then in the Trust shall not revert to the Company, any Participating Affiliate, or any successor of either under any circumstances, but shall be immediately allocated, as the final allocation, to the Stock Accounts of those, and only those, Participants in the Plan who were Participants immediately prior to the effective date of such Business Combination, pro-rata on the basis of the balances of such Stock Accounts as of the date of the termination, but only, however, up to the limitations of Section 415 of the Code for the Plan Year of such termination. The Trustee shall hold, administer and distribute any remaining unallocated property in accordance with the provisions of the plan described in Article XI herein.

10.10 SEVERABILITY OF PROVISIONS: The invalidity of any provision of this Plan shall not affect the validity of any other provision of this Plan, but the invalid provision shall be fully severable, and this Plan shall be construed and enforced as though the invalid provision had never been included herein.

10.11 APPLICABLE LAW: To the extent not otherwise preempted by ERISA, the Code or any other applicable federal law, the provisions of this Plan and the interpretation thereof shall be governed by the laws of the State of Illinois.

            ARTICLE XI: CONTINGENT NON-QUALIFIED EXCESS BENEFIT PLAN

Any remaining unallocated property held by the Trustee of the CBI Salaried Employee Stock Ownership Plan (1987) ("the Qualified Plan") following the final allocation upon that Plan's termination, pursuant to Section 10.09, shall be held, administered and distributed by such Trustee as the Trustee of the plan described in this Article XI ("the Excess Plan"), which shall be a nonqualified excess benefit plan within the meaning of ERISA and the Code, and which shall not be, or considered or treated as, a part of the Qualified Plan. This Article XI is included herein only for the reference and information of those Participants who may become covered by the Excess Plan at any time.

Following the termination of the Qualified Plan, the Trustee, with the cooperation of the Plan Administrator, shall establish separate accounts under the Excess Plan for the benefit of those Participants, and only those Participants, of the Qualified Plan who were such Participants immediately preceding the effective date of the Business Combination described in Section
10.09 of the Qualified Plan, who shall henceforth be Participants in this Excess Plan. The Trustee shall allocate to each Participant's account under this Excess Plan a pro-rata share of all property held under this Excess Plan, based on the balance of each Participant's Stock Account in the Qualified Plan as a percentage of the sum of all such balances as of the date of termination of the Qualified Plan, following the final allocation under the Qualified Plan. The pro-rata share of all property, other than shares of Company Stock or other securities, shall be based on the fair market value of such property as of the date of allocation, determined in the same manner as valuation of Stock Accounts under Section 7.02 of the Qualified Plan.

As soon as practicable after such allocation, the Trustee shall distribute all account balances of this Excess Plan to all its Participants. The Trustee shall, in its discretion, make such distribution in the form of shares, cash or whatever combination of shares, cash and other securities and property as they determine shall result in the greatest value to recipients. The form of distribution shall be consistent as to all Participants. All distributions in cash shall be in a single lump-sum only. The Trustee shall make any withholding of federal or state taxes of any type as may be required of them by the Code or other applicable law. After all such distributions are made, the Excess Plan shall terminate and the Trustee shall be discharged hereunder.

                   ARTICLE XII: REQUIRED TOP HEAVY PROVISIONS

12.01 SPECIAL RULES FOR TOP HEAVY PLAN YEARS: Notwithstanding any other provisions of this Plan, Sections 12.02 and 12.03 shall apply in any Top Heavy Plan Year beginning after December 31, 1983, for determining the Company Contributions with respect to such Top Heavy Plan Year.

12.02 MINIMUM CONTRIBUTION: The Company Contribution for a Top-Heavy Plan Year for each Participant who is not a Key Employee and who is not entitled to the applicable minimum benefit under the special provisions of any defined benefit plan of the Company or any Affiliate for Top Heavy Plan Years of such plan, shall not be less than 7-1/2% of the Participant's compensation (within the meaning of Treas. Reg. Section 1.415 - 2(d).

12.03 ADJUSTMENTS TO LIMITATIONS: If a Top-Heavy Plan Year would remain a Top-Heavy Plan Year if a figure of "90%" were substituted for "60%" in Section 2.29, a figure of "1.0" shall be substituted for "1.25" in Sections 2.12 and 2.13.

                            ARTICLE XIII: AMENDMENTS

13.01 RIGHT AND LIMITATIONS: The Company reserves the right to amend this Plan in any manner at any time and from time to time by resolution of its Board of Directors, but such right of amendment shall not include the right in any way or to any extent:

                 (a) to revest or otherwise transfer any interest in or to the assets of the Trust, or any income therefrom, in or to an Affiliate, except as provided in Article XV; or

                 (b) to divest any Participant or Beneficiary of then vested benefits in such Trust; or

                 (c) to cause any part of the assets of the Trust, including income therefrom, to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries;

but this Plan may nevertheless be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under the appropriate Section or Sections of the Code, as now in effect or as hereafter amended, or for complying with ERISA, or any similar law hereafter applicable. A certified copy of each such amendment shall be filed with the Trustee.

13.02 PROHIBITION AGAINST COMPANY BENEFIT: In no event shall any interest in the assets of the Trust or any part thereof or any income therefrom revest in an Affiliate or otherwise be transferred to an Affiliate, except to the extent provided in Article XV, below, or as permitted by ERISA for the return of a Company Contribution made under a mistake of fact, or for which a deduction pursuant to the Code is later denied or made impermissible, if such Company Contribution is returned within one year of being contributed.

                              ARTICLE XIV: INTENT

The Company intends that this Plan, as amended from time to time, (a) shall constitute a qualified plan under the provisions of Section 401(a) of the Code,
(b) shall constitute an employee stock
ownership plan as defined in Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA, and (c) shall meet the requirements of Sections 409 and 401(a)(28) of the Code as necessary to comply with (a) and (b), above. The Company intends that this Plan and Trust shall be in full compliance with the provisions of ERISA. The Company intends that this Plan shall continue to be maintained by it for the above purposes indefinitely, subject, however, to the rights reserved by the Company to amend and terminate the Plan as set forth herein. Nothing contained in this Plan shall be construed as disqualifying any person from receiving any benefits under any other plan or program to which such person would be entitled in the absence of this Plan.

                            ARTICLE XV: TERMINATION

15.01 POWER TO TERMINATE: Subject only to Section 10.09 and Article XI, the Company may terminate this Plan in its entirety at any time by a duly adopted resolution of its Board of Directors. In addition, this Plan may be terminated as to any Participating Affiliate at any time by a duly adopted resolution of its respective Board of Directors, and a complete and final discontinuance of Company contributions hereunder by or for any Participating Affiliate will constitute a termination of the Plan as to that Participating Affiliate. In the event of any such termination of the Plan as to any Participating Affiliate, the assets of the Trust attributable to such Participating Affiliate and its employees who are Participants shall be held and administered by the Trustee and the Plan Administrator for the benefit of such Participants in the same manner and with the same powers, rights, duties and privileges herein described, until such assets have been fully distributed pursuant to the provisions of Article VII hereof.

15.02 DISTRIBUTION OF ASSETS: Upon termination as provided in Section 15.01, the Trustee shall make allocations to all Participant's Stock Accounts for any contributions, Surplus Transfer, dividends, purchased shares not then in an Exempt Loan Suspense Account, and trust earnings, pursuant to Article V, not previously made and properly allocable up to the date of such termination. After such allocations are made, all Stock Accounts shall be distributed after the effective termination date in accordance with Article VII. Any remaining Surplus Transfer, purchased shares or other property not then allocated and not properly allocable by reason of Section 5.07 or 5.08 shall revert to the Company or the contributing Affiliate after, and only upon, the final distribution of all Stock Accounts, anything in this Plan to the contrary notwithstanding except for the operation of Section 10.09 and Article XI.

15.03 DISCHARGE OF TRUSTEE: When all of the assets of the Trust have been distributed hereunder, this Plan shall terminate and the Trustee shall be discharged.

15.04 PARTIAL TERMINATIONS: In the event of a partial termination of the Plan, or in the event of the extraordinary sale, shut-down, or other disposition or closure of a division, plant or other facility of a Participating Affiliate or the extraordinary lay-off or termination of a significant number of Participants which nevertheless does not affect a sufficient number of Participants to constitute a partial termination of the Plan, an appropriate and equitable portion of the assets of the Trust attributable to the Participants and Beneficiaries subject to such partial termination or extraordinary event, as determined by the Committee, shall be separated by the Trustee and such separated portion of the assets of the Trust shall be allocated among the Participants and the Beneficiaries subject to such partial termination or extraordinary event.

15.05 BENEFIT UPON PLAN MERGER: No merger or consolidation with, or transfer of assets or liabilities to or from any other plan shall be effected unless each Participant in the Plan would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit each Participant would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan (or transferring plan) had then terminated.

                                      END

                           CHI BRIDGE HOLDINGS, INC.

                         DIRECTORS' CONSENT IN LIEU OF
                          A BOARD OF DIRECTORS MEETING

         The undersigned, being all of the Directors of Chi Bridge Holdings, Inc., a Delaware Corporation (the "Corporation"), hereby consent to and approve of the following actions taken by the Board of Directors of the Corporation, without a meeting, namely, the adoption by the Board of Directors of the Corporation of the following resolutions and declarations, authorizations, approvals, and actions of the Board of Directors therein expressed and set forth:

                 RESOLVED, that all of those functions, duties, powers and authority heretofore granted to the Committee under the CBI Salaried Employee Stock Ownership Plan (1987) (the "Plan") are hereby transferred effective immediately to the Plan Administrator; provided, however, that review of claims denials by the Plan Administrator as provided under Section 8.05 of the Plan shall be made by a Committee consisting of not less than three (3) persons as may from time to time be appointed by the Vice President of Human Resources of CBI Industries, Inc. or in the event of his absence or inability to act, appointed by the President of CBI Industries, Inc. or such other officer of CBI Industries, Inc. as the President may designate. Members of the Committee may be officers, directors, or employees of the Corporation or of CBI Industries, Inc., or may be any other persons appointed hereunder, and shall serve without compensation.

                 FURTHER RESOLVED, that the General Counsel of CBI Industries, Inc., the Vice President of Human Resources of CBI Industries, Inc., and the Plan Administrator are hereby authorized to take such actions to amend or restate the Plan as they deem necessary and appropriate to effectuate the purposes and intent of the foregoing resolution.

Dated: March 27, 1995
                                          /s/ J.E. Jones
                                          ------------------------------
                                          J.E. Jones


                                          /s/ G.L. Schueppert
                                          ------------------------------
                                          G.L. Schueppert